Form N-SAR,
Sub-Item 77I
Terms of new or amended securities




Nuveen Municipal Trust
811-07873

The Registrant has added a new fund to the Trust. A description of the Fund can be found in the Prospectus for Nuveen Strategic Municipal Opportunities Fund, filed on
Form 497 on January 5, 2015, Accession No. 0001193125-
15-001257.